Exhibit 99.1

ALLOCATION AGREEMENT

NEW MARKETS TAX CREDIT PROGRAM

COMMUNITY DEVELOPMENT FINANCIAL INSTITUTIONS FUND

Allocatee: Rockland Trust Community Development Corporation	NMTC Program Control Number: 11NMA002820 Employer Identification Number: 205480175
Address: 288 Union Street, Rockland, MA 02370
Date of Applicable Notice of Allocation Authority: June 6, 2011	Date of Notice of Allocation: February 23, 2012
Allocation Authority: CY 2011

Allocatee’s Fiscal Year End: 12/31

NMTC Allocation Amount: $66,000,000
Rural CDE*: Not Applicable

By signing this Allocation Agreement and in consideration of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereto, by their respective Authorized Representatives, agree that the NMTC Allocation provided hereunder shall be administered pursuant to the Organization Specific Terms and Conditions attached hereto as Schedule 1 and the General Allocation Terms and Conditions, attached hereto as Schedule 2, and made a material part hereof.

Community Development Financial Institutions Fund	Rockland Trust Community Development Corporation
By: /s/ Bob Ibanez	By: /s/ Edward H. Seksay
Authorized Representative: Bob Ibanez Title: NMTC Program Manager	Authorized Representative: Edward H. Seksay Title: General Counsel and Secretary

NMTC Allocation Effective Date:	APR 17 2012

This Allocation Agreement comprises:

Notice of Allocation - General Terms and Conditions

Schedule 1 - Organization Specific Terms and Conditions

Schedule 2 - General Allocation Terms and Conditions

Schedule 3 - Opinion of Counsel

*	A Rural CDE is one that demonstrated in its Allocation Application that it has over the past five years dedicated at least 50 percent of its financing activities to Non-Metropolitan Counties and has committed for purposes of this Allocation Agreement that at least 50 percent of its NMTC activities will be conducted in such areas.

By executing this Allocation Agreement, each of the undersigned Subsidiary Allocatees agrees to all of the terms, conditions, provisions, representations, warranties, covenants, and agreements set forth in this Allocation Agreement and agrees that all such terms, conditions, provisions, representations, warranties, covenants, and agreements apply to each of the undersigned Subsidiary Allocatees to the same extent as they apply to the Allocatee, except for the provisions within Sections 2.4, 2.16, 3.1 and 4.1 of Schedule 2 that apply solely to the Allocatee; it being understood that no Subsidiary Allocatee shall be deemed to have made any representation, warranty, covenant or agreement on behalf of or with respect to the Allocatee or any other Subsidiary Allocatee. Furthermore, each of the undersigned Subsidiary Allocatees represents and warrants that this Allocation Agreement and all documents connected herewith constitute the legal, valid and binding obligations of such Subsidiary Allocatee and are fully enforceable in accordance with their respective terms.

Rockland Trust Community Development IV LLC
By: Rockland Trust Community Development Corporation, its Manager
By: /s/ Edward H. Seksay
Name: Edward H. Seksay
Title: General Counsel and Secretary

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NEW MARKETS TAX CREDIT PROGRAM

NOTICE OF ALLOCATION

Organization Name:	Rockland Trust Community Development Corporation
NMTC Control Number:	11NMA002820
Date of Notice of Allocation:	February 23, 2012
Authority:	CY 2011 Allocation

GENERAL TERMS AND CONDITIONS

This Notice of Allocation signifies that the CDFI Fund has selected the allocation recipient (Allocatee) for the commitment of an allocation of tax credit authority pursuant to the New Markets Tax Credit Program (NMTC Allocation), based on the eligibility criteria, an evaluation of the Allocatee’s allocation application, and subject to the availability of credit authority. Prior to the execution of the Allocation Agreement, the Allocatee must comply, to the satisfaction of the CDFI Fund, with the general terms and conditions set forth below in order to receive a NMTC Allocation from the CDFI Fund. For purposes of this Notice of Allocation, the term “Allocatee” includes the allocation recipient and any Subsidiary Allocatees, as the case may be.

The following general terms and conditions are incorporated and made a part of the Notice of Allocation and Allocation Agreement provided to the Allocatee. By accepting the Notice of Allocation, the Allocatee signifies its acceptance of all required terms and conditions.

1.	Allocation Agreement: Prior to the provision of a NMTC Allocation under this Notice of Allocation, the CDFI Fund and the Allocatee must execute an Allocation Agreement. The Allocation Agreement sets forth certain required terms and conditions, as well as approved uses of the NMTC Allocation. The NMTC Allocation is not effective unless and until the Allocation Agreement is fully executed. This Notice of Allocation does not constitute an effective NMTC Allocation.

2.	Legal Opinion: Prior to signing the Allocation Agreement, the Allocatee must furnish the CDFI Fund with a legal opinion, the content of which is specified in the Allocation Agreement.

3.	Required Reports and Report Submission Dates: The Allocatee will be required to prepare and submit reports and surveys, as described, detailed and scheduled in the Allocation Agreement. Reporting requirements will include information on uses of the NMTC Allocation and additional information as determined necessary by the CDFI Fund.

The CDFI Fund may engage in additional due diligence, including background checks on principals and key staff persons of the applicant and its affiliated entities. If, prior to entering into an Allocation Agreement with the Allocatee, information comes to the attention of the CDFI Fund that either affects the Allocatee’s eligibility for a NMTC Allocation or the CDFI Fund’s evaluation of the Allocatee’s Allocation Application (including administrative error), or the CDFI Fund obtains information regarding fraud or mismanagement on the part of the Allocatee, the CDFI Fund, in its sole discretion and without advance notice, may terminate this Notice of Allocation, and shall have no further obligation or responsibility hereunder, nor shall the CDFI Fund be obligated to enter into an Allocation Agreement with, or provide a NMTC Allocation to, the Allocatee.

Moreover, by accepting this Notice of Allocation, the Allocatee agrees that if the CDFI Fund determines, at any time after the date of this Notice of Allocation and prior to the execution of the Allocation Agreement, that the Allocatee or an entity that controls the Allocatee, is controlled by the Allocatee or shares common management officials with the Allocatee (as determined by the CDFI Fund), is not in compliance with the terms of any previous Allocation Agreement, Assistance Agreement or Award Agreement entered into with the CDFI Fund, the CDFI Fund may, in its sole discretion and without advance notice, terminate this Allocation without further obligation or responsibility hereunder. The Allocatee also agrees and understands that if it or an entity that controls the Allocatee, is controlled by the Allocatee or shares common management officials with the Allocatee (as determined by the CDFI Fund), is not in compliance with the terms of any previous Allocation Agreement, Assistance Agreement or Award Agreement entered into with the CDFI Fund, the CDFI Fund may, in its sole discretion, alternatively elect not to enter into an Allocation Agreement pursuant to this Notice of Allocation, or provide a NMTC Allocation pursuant to this Notice of Allocation until such time as the CDFI Fund determines, in its sole discretion, that the Allocatee or an entity that controls the Allocatee, is controlled by the Allocatee or shares common management officials with the Allocatee (as determined by the CDFI Fund), is in compliance with the terms of any previous Allocation Agreement, Assistance Agreement or Award Agreement with the CDFI Fund.

Please note that failure to meet the terms and conditions of the Allocation Agreement can constitute an event of default and may cause the CDFI Fund to impose one or more sanctions, set forth in the Allocation Agreement, which may include, among other possible sanctions, the Fund’s reallocation of any unused NMTC Allocations provided to the Allocatee.

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Schedule 1

Allocatee: Rockland Trust Community Development Corporation

Control No.: 11NMA002820

NEW MARKETS TAX CREDIT PROGRAM

ORGANIZATION SPECIFIC TERMS AND CONDITIONS

Schedule 1

Allocatee: Rockland Trust Community Development Corporation

Control No.: 11NMA002820

The provisions set forth below correspond to the specified sections in Schedule 2 (General Allocation Terms and Conditions) of this Allocation Agreement.

Section 3.2(a): ELIGIBLE ACTIVITIES

Investments in, or loans to, non-real estate QALICBs.	X
Investments in, or loans to, QALICBs whose principal activities involve the development or rehabilitation of real estate.	X
Investments in, or loans to, other CDEs.
Purchase of loans from other CDEs.
Financial Counseling and Other Services.	X

Section 3.2(b): SERVICE AREA

state	state FIPS	county	countyfips
MA	25	000	25000
RI	44	000	44000

Section 3.2(c): SUBSIDIARY ALLOCATEES

Subsidiary Name	EIN	CDE Control Number
Rockland Trust Community Development IV LLC	270476280	09NMC004382

Section 3.2(d): UNRELATED ENTITIES

Unrelated Entities Clause:            ☒  Applicable            ☐  Not Applicable

Section 3.2(f): FLEXIBLE PRODUCTS

All of the Allocatee’s QLICIs must (a) be equity or equity-equivalent financing, (b) have interest rates that are 50 percent lower than either the prevailing market rates for the particular product or lower than the Allocatee’s current offerings for the particular product, or (c) satisfy at least 5 of the indicia of flexible or non-traditional rates and terms, as listed in Section 3.2(f).

Section 3.2(g): NON-METROPOLITAN COUNTIES

Not Applicable

Section 3.2(h): TARGETED DISTRESSED COMMUNITIES

Targeted Distressed Communities Clause:            ☒  Applicable            ☐  Not Applicable

Section 3.2(i): LOAN PURCHASES RE-INVESTMENT

Loan Purchases Re-Investment Percentage: 0

Section 3.2(j): QUALIFIED EQUITY INVESTMENT USAGE

Qualified Equity Investment Usage Percentage: 100

Section 3.2(k): AFFORDABLE HOUSING

Not Applicable

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Section 3.3(b): RESTRICTIONS

Not Applicable

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NEW MARKETS TAX CREDIT PROGRAM

GENERAL ALLOCATION TERMS AND CONDITIONS

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	4.4	Execution and Delivery; Binding Agreement	12
	4.5	No Conflicts	12
	4.6	Litigation	12
	4.7	Compliance with Other Instruments	13
	4.8	Disclosure	13
	4.9	Taxes; Debts; Bankruptcy	13
	4.10	Debarment, Suspension and Other Responsibility Matters	13
	4.11	Status as a CDE	13

V.	Conditions Precedent to NMTC Allocation		14
	5.1	Performance	14
	5.2	Opinion of Allocatee Counsel	14
	5.3	Representations and Warranties	14
	5.4	Proceedings and Documents	14

VI.	Covenants and Agreements of the Allocatee		14
	6.1	Compliance with Government Requirements	14
	6.2	Fraud, Waste, and Abuse	14
	6.3	Right to Inspect and Audit	15
	6.4	Retention of Records	15
	6.5	Reports	15
	6.6	Equal Credit Opportunity Act	17
	6.7	Use of Allocation	17
	6.8	Maintain Existence as a CDE	17
	6.9	Advise the CDFI Fund of Certain Material Events	17
	6.10	Disclosure to Potential Investors	18
	6.11	Common Enterprises	18

VII.	Monitoring Fee		19
	7.1	Monitoring/Compliance Fee	19

VIII.	Events of Default, Events of Recapture and Remedies		19
	8.1	Events of Default	19
	8.2	Events of Recapture	20
	8.3	Remedies	20
	8.4	Referral to IRS	21
	8.5	No Waiver	21
	8.6	Prior Notice to Allocatee of Sanctions	21
	8.7	Joint and Several Liability	22

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IX.	Miscellaneous		22
	9.1	Notices	22
	9.2	Entire Agreement	23
	9.3	Assignment	23
	9.4	Successors	23
	9.5	Severability	23
	9.6	No Waiver	23
	9.7	Applicable Law	23
	9.8	Disclaimer of Relationships	24
	9.9	Counterparts	24
	9.10	Headings	24
	9.11	Amendments	24
	9.12	Survival of Representations and Warranties	24
	9.13	Termination	24
	9.14	Disclosure of Allocatee Reports by CDFI Fund	25
	9.15	Compliance with Non-Discrimination Statutes	25

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ARTICLE I

INCORPORATION BY REFERENCE

26 C.F.R. Part 1, section 1.45D-1, as from time to time amended, the Act (as hereinafter defined), and any regulations for the NMTC Program which may be later promulgated by the CDFI Fund, are incorporated by reference and given the same force and effect as if set out in full text herein. In the event of any inconsistency between 26 C.F.R. Part 1, section 1.45D-1, the Act, or any applicable CDFI Fund regulations and the terms of this Allocation Agreement, and any amendments thereto, the provisions of 26 C.F.R. Part 1, section 1.45D-1, the Act, and the applicable CDFI Fund regulations shall govern.

ARTICLE II

DEFINITIONS

When used in this Allocation Agreement, the following terms shall have the meanings specified below. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Act and/or the NMTC Program Income Tax Regulations (as hereinafter defined).

2.1 Act. “Act” shall mean Section 121 of the Community Renewal Tax Relief Act of 2000 (P.L. 106-554) as amended by Section 221 of the American Jobs Creation Act of 2004 (P.L. 108- 357), Section 101 of the Gulf Opportunity Zone Act of 2005 (P.L. 108-357), Division A, Section 102 of the Tax Relief and Health Care Act of 2006 (P. L. 109-432), and Section 733 of the Tax Relief Unemployment Insurance Reauthorization and Job Creation Act of 2010.

2.2 Affiliate. “Affiliate” shall mean any legal entity that Controls, is Controlled by, or is under common Control with the Allocatee.

2.3 Allocation Agreement. “Allocation Agreement” or “Agreement” shall mean this NMTC Program Allocation Agreement between the CDFI Fund and the Allocatee and Subsidiary Allocatee, as the case may be, including the Organization Specific Terms and Conditions (Schedule 1) and the General Allocation Terms and Conditions (Schedule 2) and any attachments hereto, as such Agreement may, from time to time, be amended in accordance with its terms.

2.4 Allocation Application. “Allocation Application” or “Application” shall mean the NMTC Program Application Form, together with any permitted attachments submitted (either in electronic or hard-copy format) by the Allocatee to the CDFI Fund, in response to the Notice of Allocation Availability (NOAA) inviting applications for the NMTC Program that was published in the Federal Register on June 6, 2011.

2.5 Allocation Effective Date. “Allocation Effective Date” shall mean the date, as determined by the CDFI Fund, that the Allocatee has returned to the CDFI Fund an executed copy of this Allocation Agreement along with an acceptable opinion of counsel as set forth in Schedule 3 attached hereto. Once the CDFI Fund has received the required documents, an authorized representative will sign the Allocation Agreement on behalf of the CDFI Fund, insert the Allocation Effective Date, on the signature page of the Allocation Agreement and provide the Allocatee with notification of the Allocation Date and a copy of the signature page.

2.6 Control. “Control” shall mean:

(a)	Ownership, control, or power to vote more than 50 percent of the outstanding shares of any class of Voting Securities of any entity, directly or indirectly or acting through one or more other persons;

(b)	Control in any manner over the election of a majority of the directors, trustees, general partners, managing members, managers (or individuals exercising similar functions) of any other entity; or

(c)	Power to exercise, directly or indirectly, a controlling influence over the management policies or investment decisions of another entity, as determined by the CDFI Fund.

For purposes of this Allocation Agreement, the term “Control” does not include an investor’s contractual right to remove a general partner, managing member, or manager of an Allocatee for cause.

2.7 Equity Investment. “Equity Investment” shall mean pursuant to IRC § 45D(b)(6) and 26 C.F.R. Part 1.45D-1(c)(2), any stock (other than nonqualified preferred stock as defined in IRC § 351(g)(2)) in an entity that is a corporation and any capital interest in an entity that is a partnership for federal tax purposes.

2.8 Financial Counseling and Other Services. “Financial Counseling and Other Services” shall mean, pursuant to 26 C.F.R. Part 1.45D-1(d)(7), advice provided by a Qualified Community Development Entity relating to the organization or operation of a trade or business.

2.9 Low-Income Community. “Low-Income Community” shall mean any area as defined in accordance with IRC § 45D(e).

2.10 Low-Income Persons. “Low-Income Persons” means having an income, adjusted for family size, of not more than: (a) for Metropolitan Areas, 80% percent of the area median income; and (b) for non-Metropolitan Areas, the greater of (i) 80 percent of the area median income or (ii) 80 percent of the statewide non-Metropolitan Area median income.

2.11 Metropolitan Area. “Metropolitan Area” shall mean an area designated as such by the Office of Management and Budget (OMB) through OMB Bulletin No. 99-04 issued pursuant to 44 U.S.C. 3504(e) and 31 U.S.C. 1104(d) and Executive Order 10253 (3 C.F.R. Part 1949-1953 Comp., p.758), as amended with respect to the 2000 Census.

2.12 NMTC Allocation. “NMTC Allocation” shall mean an allocation of tax credit authority pursuant to the NMTC Program.

2.13 NMTC Program. “NMTC Program” shall mean the program authorized by the Act and implemented pursuant to guidance published by the CDFI Fund at 66 Federal Register 21846 and 66 Federal Register 65806, the NMTC Program Income Tax Regulations (as hereinafter defined) promulgated by the Internal Revenue Service, and applicable Notice of Allocation Availability.

2.14 NMTC Program Income Tax Regulations. “NMTC Program Income Tax Regulations” shall mean the regulations promulgated by the Internal Revenue Service at 26 C.F.R. Part 1.45D-1, together with any amendment or interpretation of those regulations as may be promulgated by the Internal Revenue Service through guidance published in the Internal Revenue Bulletin or the Federal Register, which provide guidance for taxpayers claiming the New Markets Tax Credit under IRC § 45D

2.15 Non-Metropolitan Counties. Non-Metropolitan Counties are counties not contained within either a Consolidated Metropolitan Statistical Area (CMSA) or a Primary Metropolitan Statistical Area (PMSA), as such areas are defined in OMB Bulletin No. 99-04, with respect to the 2000 Census. Non-Metropolitan Counties can be identified in the CDFI Fund’s mapping system (CIMS), and are also listed on the CDFI Fund’s website.

2.16 Notice of Allocation. “Notice of Allocation” shall mean a notification to the Allocatee from the CDFI Fund that informs the Allocatee that it has been approved by the CDFI Fund to receive a NMTC Allocation subject to the terms and conditions set forth in the Notice of Allocation.

2.17 Qualified Active Low-Income Community Business. “Qualified Active Low-Income Community Business” or “QALICB” shall mean any corporation (including a nonprofit corporation), partnership or other business that meets the requirements set forth in IRC § 45D(d)(2) and 26 C.F.R. Part 1.45D-1(d)(4).

2.18 Qualified Community Development Entity. “Qualified Community Development Entity” or “CDE” shall mean any domestic corporation or partnership, for Federal tax purposes, certified as a CDE by the CDFI Fund pursuant to IRC § 45D(c).

2.19 Qualified Equity Investment. “Qualified Equity Investment” shall mean an Equity Investment in a CDE that meets the requirements of IRC § 45D(b) and 26 C.F.R. Part 1.45D-1(c).

2.20 Qualified Low-Income Community Investment. “Qualified Low-Income Community Investment” or “QLICI” shall have the same meaning as set forth in IRC § 45D(d) and 26 C.F.R. Part 1.45D-l(d).

2.21 Reinvestment. “Reinvestment” shall mean investment of QLICI Repayment(s) into QLICIs as set forth in IRC § 45D(b)(l)(B) and 26 C.F.R. Part 1.45D- 1(d)(2).

2.22 Repayment. “Repayment” shall mean any QLICI equity capital or loan principal returned or repaid to the Allocatee by a QLICI recipient as set forth in IRC § 45D(b)(l)(B) and 26 C.F.R. Part 1.45D-1(d)(2).

2.23 Service Area. “Service Area” shall mean, for the purposes of this Allocation Agreement, the geographic area encompassing Low-Income Communities in which the Allocatee is authorized to make Qualified Low-Income Community Investments using the proceeds of Qualified Equity Investments. The Allocatee’s authorized Service Area is set forth in Section 3.2(b) of this Allocation Agreement.

2.24 Subsidiary. “Subsidiary” shall mean any legal entity that is owned or Controlled directly or indirectly by the Allocatee. This term includes series funds, which are separate investment funds Controlled by the Allocatee.

2.25 Subsidiary Allocatee. “Subsidiary Allocatee” shall mean a Subsidiary of the Allocatee to which the CDFI Fund has authorized the Allocatee to transfer all or a portion of its NMTC Allocation, pursuant to Section 3.2(c) of this Allocation Agreement. A Subsidiary Allocatee must be a CDE and must agree to abide by all of the terms and conditions contained in this Allocation Agreement as such terms and conditions apply to the Allocatee. In addition, the Allocatee must, at a minimum, at all times maintain a controlling influence over the investment decisions of the Subsidiary Allocatee.

2.26 Targeted Population. “Targeted Population,” as defined in 12 U.S.C. 4702(20) and related CDFI Fund and IRS Guidance documents, shall mean individuals, or an identifiable group of individuals, including an Indian tribe, who (A) are low-income persons; or (B) otherwise lack adequate access to loans or equity investments.

2.27 Voting Securities. “Voting Securities” shall mean:

(a)	shares of common or preferred stock, general or limited partnership shares or interests, or similar interests if the shares or interest, by statute, charter, or in any manner, entitle the holder:

(i)	To vote for or select directors, trustees, or partners (or persons exercising similar functions of the issuing company); or

(ii)	To vote on or to direct the conduct of the operations or other significant policies of the issuing company.

(b)	Nonvoting shares. Preferred shares, limited partnership shares or interests, or similar interests are not Voting Securities if:

(i)	Any voting rights associated with the shares or interest are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preference of the security or other interest, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the security or interest, the dissolution of the issuing company, or the payment of dividends by the issuing company when preferred dividends are in arrears;

(ii)	The shares or interest represent an essentially passive investment or financing device and do not otherwise provide the holder with Control over the issuing company; and

(iii)	The shares or interest do not entitle the holder, by statute, charter, or in any manner, to select or to vote for the selection of directors, trustees, or partners (or persons exercising similar functions) of the issuing company.

ARTICLE III

THE NMTC ALLOCATION

3.1 NMTC Allocation. Subject to all of the terms and conditions hereof and in reliance upon all representations, warranties, assurances, certifications and agreements contained herein, the CDFI Fund hereby agrees to allocate to the Allocatee and the Allocatee hereby agrees to accept from the CDFI Fund an NMTC Allocation. The amount of the NMTC Allocation represents the amount of Qualified Equity Investments which may be issued by the Allocatee, and as to which NMTCs may be claimed. If any of the conditions specified herein or in any document connected herewith, including the Notice of Allocation, have not been fulfilled to the satisfaction of the CDFI Fund, the CDFI Fund will, in its sole discretion, elect not to effectuate the NMTC Allocation until such time as said conditions shall be fulfilled to the satisfaction of the CDFI Fund. Once the CDFI Fund has determined that the conditions required herein, including the Notice of Allocation, have been met and the Allocatee has returned to the CDFI Fund an executed copy of the Allocation Agreement along with an acceptable opinion of counsel, the CDFI Fund will set the Allocation Date. This Allocation Agreement will be effective as of the Allocation Date.

3.2 Authorized Uses of NMTC Allocation. The Allocatee shall use the proceeds of its NMTC Allocation to make investments or Reinvestments only as follows:

(a)	At such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall make at least 85 percent of the total dollar amount of its QLICIs in the types of activities listed in Schedule 1 of this Allocation Agreement.

(b)

At such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall make at least 85 percent of the total dollar amount of its QLICIs in the Service Area(s) listed in Schedule 1 of this Allocation Agreement. The Service Area listed in Schedule 1 pertains only to the Allocatee. Should the Allocatee wish to suballocate to one or more of its Subsidiary Allocatee(s), if applicable, it shall ensure that any Subsidiary Allocatee(s) enjoined to this Allocation Agreement make NMTC investments only within the respective Subsidiary Allocatee’s certified service area.

(c)	If applicable, the Allocatee may transfer all or part of its NMTC Allocation to the Subsidiary Allocatees listed in Schedule 1 of this Allocation Agreement.

(d)	If applicable, as listed in Schedule 1 of this Allocation Agreement, the Allocatee shall satisfy the requirements of IRC § 45D(b)(l)(B) and 26 C.F.R. 1.45D-l(c)(5) with respect to the Qualified Equity Investments it receives by making QLICIs in businesses in which persons unrelated to the Allocatee hold the majority equity interest (as defined in IRC §45D(f)(2)(B)), and as determined subsequent to the receipt of a QEI, but prior to the Allocatee using the proceeds of that QEI to make the initial QLICI. The requirement of this Section 3.2(d) does not apply if an Allocatee becomes related to a business due to financial difficulties of the business that were unforeseen at the time the Allocatee made a QLICI in the business.

(e)	By September 30, 2014, the Allocatee shall issue at least 60 percent of the total dollar amount of its Qualified Equity Investments related to its NMTC Allocation.

(f)	If applicable, at such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall fulfill the requirements listed in Schedule 1 of this Allocation Agreement, pertaining to “Flexible Products”. The Allocatee shall demonstrate that 100 percent of QLICIs made in the form of loans to or investments in CDEs or QALICBs (as opposed to loan purchases or the provision of Financial Counseling and Other Services) incorporated terms and conditions that, at the time the QLICIs were made, were flexible, non-conventional, or non-conforming with reference to either the Allocatee’s underwriting guidelines or standard practice in the marketplace as documented by the Allocatee. Specifically, the Allocatee must have made QLICIs that (a) are equity or equity-equivalent financing, including debt with equity features (e.g., debt with royalties; debt with warrants; convertible debt) (b) are debt with interest rates that are the designated percent lower than either the prevailing market rates for the particular product or the Allocatee’s current offerings for the particular product, or (c) are debt that meets the designated number of the following criteria, provided nothing in this Allocation Agreement shall be construed to require the Allocatee to engage in unsafe or unsound underwriting practices:

(i)	Subordinated debt;

(ii)	Below market interest rates (or rate of return in the case of equity investments;

(iii)	Lower than standard origination fees;

(iv)	A longer than standard period of interest only loan payments;

(v)	Higher than standard loan to value ratio;

(vi)	A longer than standard amortization period;

(vii)	More flexible borrower credit standards;

(viii)	Nontraditional forms of collateral;

(ix)	Lower than standard debt service coverage ratio; or

(x)	Loan loss reserves requirements that are less than standard.

Furthermore, to the extent that the Allocatee makes QLICIs in the form of loans to or investments in CDEs (“Recipient CDEs”), the Allocatee shall require that the Recipient CDE fulfill the “Flexible Products” requirements listed in Schedule 1 to this allocation agreement, with respect to loans and investments made by the Recipient CDEs to QALICBs.

(g)	If applicable, at such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall make at least the designated percentage of the total dollar amount of its QLICIs, as listed in schedule 1 of this Allocation Agreement, in Non- Metropolitan Counties.

(h)	If applicable, at such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall have made at least 75 percent of the total dollar amount of its QLICIs in areas that are (1) characterized by at least one of items (i) – (v) on the list below for each QLICI, or (2) characterized by at least two of items (vi) – (xviii) on the list below for each QLICI:

(i)	Census tracts with poverty rates greater than 30 percent;

(ii)	Census tracts that (a) if located within a non-Metropolitan Area, have a median family income that does not exceed 60 percent of statewide median family income; or (b) if located within a Metropolitan Area, have a median family income that does not exceed 60 percent of the greater of statewide median family income or the Metropolitan Area median family income;

(iii)	Census tracts with unemployment rates at least 1.5 times the national average;

(iv)	Census tracts that are located in counties not contained within a Metropolitan Statistical Area (MSA), as defined in OMB Bulletin No. 99-04, with respect to the 2000 Census data.

(v)	As permitted by IRS and related CDFI Fund guidance materials, projects serving Targeted Populations to the extent that: (a) such projects are 60% owned by low-income persons (LIPs); or (b) at least 60% of employees are LIPs; or (c) at least 60% of customers are LIPs.

(vi)	Census tracts with one of the following: (a) poverty rates greater than 25%; or (b) if located within a non-Metropolitan Area, median family income that does not exceed 70% of statewide median family income, or, if located within a Metropolitan Area, median family income that does not exceed 70% of the greater of the statewide median family income or the Metropolitan Area median family income; or (c) unemployment rates at least 1.25 times the national average.

(vii)	Federally designated Empowerment Zones, Enterprise Communities, or Renewal Communities;

(viii)	U.S. Small Business Administration (SBA) designated HUB Zones, to the extent that the QLICIs will support businesses that obtain HUB Zone certification from the SBA;

(ix)	Brownfield sites as defined under 42 U.S.C. 9601(39)

(x)	Areas encompassed by a HOPE VI redevelopment plan;

(xi)	Federally designated as Native American or Alaskan Native areas, Hawaiian Homelands, or redevelopment areas by the appropriate Tribal or other authority;

(xii)	Areas designated as distressed by the Appalachian Regional Commission or Delta Regional Authority;

(xiii)	Colonias areas as designated by the U.S. Department of Housing and Urban Development;

(xiv)	Federally designated medically underserved areas, to the extent that QLICI activities will support health related services;

(xv)	State enterprise zone programs, or other similar state/local programs targeted towards particularly economically distressed communities;

(xvi)	Counties for which the Federal Emergency Management Agency (FEMA) has (a) issued a “major disaster declaration” and (b) made a determination that such County is eligible for both “individual and public assistance;” provided that the initial project investment was made within 24 months of the disaster declaration;

(xvii)	Businesses certified by the Department of Commerce as eligible for assistance under the Trade Adjustment Assistance for Firms (TAA) Program; or

(xviii)	A Food Desert, which must either be: 1) a census tract determined to be a Food Desert by the U.S. Department of Agriculture (USDA), as identified in USDA’s Food Desert Locator Tool; or 2) a census tract that qualifies as a Low-Income Community and has been identified as having low access to a supermarket or grocery store through a methodology that has been adopted for use by another governmental or philanthropic healthy food initiative, to the extent QLICI activities will increase access to healthy food.

Furthermore, to the extent that the Allocatee makes QLICIs in the form of loans to or investments in CDEs (“Recipient CDEs”), the Allocatee shall require that the Recipient CDE use at least 75 percent of the total dollar amount of the QLICI proceeds to make loans to or investments in QALICBs in areas that are (1) characterized by at least one of items (i) – (v) on the list above for each loan or investment, or (2) characterized by at least two of items (vi) – (xviii) on the list above for each loan or investment.

(i)	If applicable, the Allocatee shall require CDEs from which it purchases loans to invest at least the designated percent of the proceeds of such loan sales, as listed in Schedule 1 of this Allocation Agreement, in the form of QLICIs.

(j)	If applicable, at such time that the Allocatee has issued 100 percent of its Qualified Equity Investments or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall use at least the designated percent of the total dollar amount of its Qualified Equity Investments, as listed in Schedule 1 to this Allocation Agreement, to make QLICIs.

To the extent that the Qualified Equity Investment finances loans to or investments in CDEs (“Recipient CDEs”) that are not Affiliates of or Controlled by the Allocatee, the standard set forth above in this section 3.2(j) shall be applied only to Allocatee – not to the Recipient CDEs.

(k)	If applicable, at such time that the Allocatee has issued 100 percent of its Qualified Equity Investments or September 30, 2014, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall ensure that at least 20% of the housing units developed or rehabilitated as a result of its QLICIs shall be affordable to Low-Income Persons

3.3 Restrictions on the Use of NMTC Allocation.

(a)	The Allocatee shall not use its NMTC Allocation in a manner other than as authorized herein, unless the Allocatee consults with and obtains the prior written approval of the CDFI Fund, which approval shall not be unreasonably withheld.

(b)	If applicable, the Allocatee shall use the proceeds of its Qualified Equity Investments as directed in Schedule 1 (with respect to this Section 3.3(b)) of this Allocation Agreement.

(c)	The Allocatee shall not transfer any portion of a NMTC Allocation to any Subsidiary, except those Subsidiaries listed in Section 3.2(c) of this Allocation Agreement, without the CDFI Fund’s prior written approval.

(d)	Pursuant to IRC § 45D(b)(2) and 26 C.F.R. Part 1.45D-l(c)(4)(ii), the Allocatee may not designate Equity Investments that it issues as Qualified Equity Investments in an amount that exceeds the total amount of its NMTC Allocation.

(e)	Pursuant to IRC § 45D(b)(l) and 26 C.F.R. Part 1.45D-1(c)(4)(i)(A), the Allocatee may not designate any Equity Investment that it issues as a Qualified Equity Investment if such investment is issued by the Allocatee more than five (5) years after the Allocation Date.

(f)	Pursuant to 26 C.F.R. Part 1.45D-1(c)(4)(i)(B), the Allocatee may not designate an Equity Investment that it issues to another CDE as a Qualified Equity Investment if the CDE making the investment has received an NMTC Allocation.

(g)	A taxpayer that makes a Qualified Equity Investment in the Allocatee may not receive a Bank Enterprise Award Program award in addition to NMTCs for making the same Equity Investment in the Allocatee.

(h)

The Allocatee may not use the proceeds of its Qualified Equity Investments to make loans to or investments in QALICBs whose principal business activity is the rental to others of real property unless the proceeds of the loan or investment are primarily used for: (i) costs in connection with new construction located on such property; (ii) costs in connection with the substantial rehabilitation of such property; (iii) costs in connection with the acquisition and substantial rehabilitation of such property; (iv) acquisition costs in connection with new construction; or (v) take-out financing for a loan, equity investment, or other financing, the proceeds of which were used for items (i), (ii), (iii), and/or (iv) of this paragraph. Except as provided in item (v) of this paragraph, the proceeds of such loans and investments may not be used to re-finance or otherwise pay off an existing loan on the property.

The restriction of this Section 3.3(h) does not apply to any loan to or investment in a QALICB (the “first QALICB”) that is controlled by (within the meaning of 26 C.F.R. PART 1.45D-1(d)(6)(ii)(B)) or under common control with an operating company, provided that: (i) the principal business activity of the operating company is not the rental to others of real property; and (ii) the operating company will be the primary user of all of the real property owned by the QALICB.

(i)	The Allocatee shall use the NMTC Allocation as authorized in Section 3.2 of this Allocation Agreement, but only to the extent that such uses are generally consistent with the strategies (including, but not limited to, the proposed product offerings and markets served) set forth in the Allocation Application.

3.4 Availability of NMTC Allocation. On or after the Allocation Date, the Allocatee may designate Qualified Equity Investments as to which NMTCs may be claimed with respect to Equity Investments made on or after that date. An Allocatee may also designate as a Qualified Equity Investment such Equity Investments in the Allocatee made pursuant to the requirements set forth in 26 C.F.R. Part 1.45D-1(c)(3)(ii)(B).

3.5 Notice to Taxpayers of Qualified Equity Investment. In accordance with 26 C.F.R. Part 1.45D-1(g)(2), the Allocatee shall provide notice to any taxpayer who makes a Qualified Equity Investment in the Allocatee at its original issue that the Equity Investment is a Qualified Equity Investment entitling the taxpayer to claim a NMTC. The Allocatee shall provide such notice to the taxpayer no later than 60 days after the date the taxpayer makes the Qualified Equity Investment in the Allocatee. The notice shall contain the amount paid to the Allocatee for the Qualified Equity Investment at its original issue and the taxpayer identification number of the Allocatee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

As of Allocation Date, the Allocatee hereby represents and warrants to the CDFI Fund the following:

4.1 Organization, Standing and Powers. The Allocatee is a domestic corporation or partnership for Federal tax purposes. In addition, the Allocatee validly exists and is in good standing (if applicable) under the laws of the State of its formation, and has all requisite organizational power and authority to own and operate its assets and properties, to carry on its business as it is now being conducted and to carry out the authorized use(s) of the NMTC Allocation provided hereunder.

4.2 Qualification. The Allocatee is duly qualified, in good standing (if applicable) and authorized to transact business in each jurisdiction where the conduct of the Allocatee’s business, the carrying out of the authorized use(s) of the NMTC Allocation to be provided hereunder or the ownership of its assets and properties requires such qualification, or, if not so qualified, the Allocatee’s failure so to qualify shall not reasonably be expected to: (i) have a material adverse effect on the financial condition or business operations of the Allocatee; (ii) impair the Allocatee’s ability to carry out the authorized use(s) of the NMTC Allocation to be provided hereunder; or (iii) impair the Allocatee’s right to enforce any material agreement to which it is a party.

4.3 Authorization: Consents. The execution, delivery and performance by the Allocatee of the Allocation Agreement and the carrying out of the authorized use(s) of the NMTC Allocation provided hereunder are within the Allocatee’s powers and have been duly authorized by all necessary corporate, partnership or limited liability company action and no consent, approval, authorization or order of, notice to and filing with, any third party including, without limitation, any governmental entity which has not been previously obtained, is required in connection with such execution, delivery and performance. The Allocatee will make all such notices or filings that may be required after the Allocation Date in accordance with the applicable time periods for such notices or filings.

4.4 Execution and Delivery; Binding Agreement. This Allocation Agreement and all documents connected herewith have been or will be, on or before the Allocation Date, duly authorized, executed and delivered on behalf of the Allocatee and constitute, on the Allocation Date, the legal, valid and binding obligations of the Allocatee enforceable in accordance with their respective terms.

4.5 No Conflicts. The execution, delivery and performance by the Allocatee of this Allocation Agreement and the carrying out of the authorized uses(s) of the NMTC Allocation provided hereunder shall not result in any material violation of and shall not materially conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any provision of Federal or State law to which the Allocatee is subject, the Allocatee’s incorporation, charter, organization, formation or otherwise establishing documentation, bylaws or any agreement, judgment, writ, injunction, decree, order, rule or regulation to which the Allocatee is a party or by which it is bound.

4.6 Litigation. The Allocatee has neither actual nor constructive knowledge of any suit, action, proceeding or investigation pending or threatened that questions the validity of this Allocation Agreement or any action taken or to be taken pursuant hereto or contemplated hereby including, but not limited to, the carrying out of the authorized use(s) of the NMTC Allocation to be provided hereunder.

4.7 Compliance with Other Instruments. The Allocatee is not in material violation of any provision of its incorporation, charter, organization, formation or otherwise establishing documents, or in material violation of any loan agreement or other material agreement to which it is a party. The Allocatee is not in material violation of any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, the violation of which might have a material adverse effect on the business, affairs, operations, or condition of the Allocatee.

4.8 Disclosure. Neither this Allocation Agreement, the Allocation Application nor any attachment hereto, nor any certification or other document referenced or incorporated herein or therein and furnished to the CDFI Fund by the Allocatee contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Allocatee has disclosed, in writing, to the CDFI Fund all facts that might reasonably be expected to result in a material adverse effect upon the Allocatee’s ability either to conduct its principal business or to carry out its proposed and herein authorized uses of the NMTC Allocation to be provided hereunder. The Allocatee has not knowingly and willfully made or used a document or writing containing any false, fictitious or fraudulent statement or entry as part of its correspondence or communication with the CDFI Fund. The Allocatee acknowledges, under 18 U.S.C. § 1001, that if it knowingly and willfully makes or uses such document or writing, it or its employee(s) or agents may be fined or imprisoned for not more than five years, or both.

4.9 Taxes; Debts; Bankruptcy. The Allocatee is not delinquent on any debts owed to Federal, State or local governments including, but not limited to, amounts due under the Internal Revenue Code. The Allocatee has never filed for bankruptcy and has neither actual nor constructive knowledge of any pending or anticipated bankruptcy filings on its behalf.

4.10 Debarment, Suspension and Other Responsibility Matters. Pursuant to 31 C.F.R. Part 19.335, neither the Allocatee nor any of its principals (as defined by 31 C.F.R. Part 19.995): (a) are presently excluded or disqualified from covered transactions by any Federal department or agency; (b) within the three-year period preceding the Allocation Date, have been convicted of or had a civil judgment rendered against them for any of the offenses listed in 31 C.F.R. Part 19.800(a); (c) are presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State or local) with commission of any of the offenses listed in 31 C.F.R. Part 19.800(a); or (d) within the three-year period preceding the Allocation Date, have had one or more public transactions (Federal, State, or local) terminated for cause or default.

4.11 Status as a CDE. Since its certification as a CDE by the CDFI Fund, the Allocatee has neither actual nor constructive knowledge of any changes that may adversely affect its (or any of its Subsidiary Allocatees’) status as a certified CDE.

ARTICLE V

CONDITIONS PRECEDENT TO NMTC ALLOCATION

The obligation of the CDFI Fund to provide a NMTC Allocation to the Allocatee is subject to the fulfillment, as determined by the CDFI Fund, in its sole discretion, of the following conditions precedent, each of which shall be fulfilled prior to or as of the Allocation Date.

5.1 Performance. The Allocatee shall have performed and complied with all applicable agreements and conditions contained herein required to be performed or complied with by it before or on the Allocation Date.

5.2 Opinion of Allocatee Counsel. Unless otherwise determined by mutual agreement of the CDFI Fund and the Allocatee, the CDFI Fund shall have received from the counsel for the Allocatee, an acceptable opinion or acceptable opinions, as determined by the CDFI Fund, substantially in the form set forth in Attachment A attached hereto.

5.3 Representations and Warranties. The representations and warranties set forth in this Agreement, the Allocation Application and the Assurances and Certifications contained in the Allocation Application are true and correct in all material respects as of the Allocation Date.

5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Allocation Agreement and all documents and instruments incident to such transactions which are necessary for the Allocatee’s execution and delivery of the Allocation Agreement shall be satisfactory in substance and form to the CDFI Fund, and the CDFI Fund shall have received from the Allocatee all such counterpart originals or certified or other documents as the CDFI Fund may reasonably request.

ARTICLE VI

COVENANTS AND AGREEMENTS OF THE ALLOCATEE

The Allocatee shall duly perform and observe each and all of the following covenants and agreements:

6.1 Compliance with Government Requirements. In carrying out its responsibilities pursuant to this Allocation Agreement, the Allocatee shall comply with all applicable Federal, State and local laws, regulations, ordinances, Office of Management and Budget (OMB) Circulars, and Executive Orders.

6.2 Fraud, Waste and Abuse.

(a)	If the Allocatee becomes aware at any time of the existence of fraud, waste or abuse of the NMTC Allocation allocated pursuant to this Allocation Agreement, the Allocatee shall promptly report such incidence(s) to the Office of Inspector General of the U.S. Department of the Treasury.

(b)	If a principal purpose of a transaction or a series of transactions is to achieve a result that is inconsistent with the purposes of the Act, the NMTC Program Income Tax Regulations, the Notice of Allocation Availability (75 FR 18016), or this Allocation Agreement, the CDFI Fund, in its sole discretion, may treat the transaction or series of transactions as causing an event of default subject to the remedies available under Section 8.3 of this Agreement.

6.3 Right to Inspect and Audit. The Allocatee shall submit such financial and activity reports, records, statements, documents, and other information as may be requested by the CDFI Fund and the U.S. Department of the Treasury to ensure compliance with this Allocation Agreement, the provisions of the Internal Revenue Code and the NMTC Program Income Tax Regulations. The United States Government including, but not limited to, the U.S. Department of the Treasury, the Internal Revenue Service and the Comptroller General, and their duly authorized representatives, shall have full and free access during reasonable business hours to the Allocatee’s offices and facilities and all books, documents, records and financial statements relevant to the NMTC Allocation provided hereunder. The Allocatee shall permit any of these authorities to copy such documents as they deem appropriate. The purposes of such inspections and/or audits will include, but not be limited to, ensuring that representations, warranties, covenants, and/or certifications provided by the Allocatee are accurate. Such inspections and/or audits may also be conducted to investigate a taxpayer’s claim for a New Markets Tax Credit, including a potential event of recapture pursuant to IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e)(2). The CDFI Fund will, consistent with applicable law, including the Freedom of Information Act (5 U.S.C. 552) and the Privacy Act (5 U.S.C. 552a), maintain the confidentiality of all financial and other proprietary information disclosed to the CDFI Fund pursuant to this section. Furthermore, the CDFI Fund will, consistent with IRC § 6103, maintain the confidentiality of, and adequately safeguard, return information as provided to the CDFI Fund pursuant to this section.

6.4 Retention of Records. The Allocatee shall retain all financial records, supporting documents, and any other records pertinent to the NMTC Allocation (including the Allocatee’s designation of Qualified Equity Investments and making of QLICIs) as may be reasonably necessary to demonstrate, among other things, the following:

(a)	the manner in which the NMTC Allocation provided hereunder is used;

(b)	compliance with the requirements of IRC § 45D, the NMTC Program Income Tax Regulations and this Allocation Agreement; and

(c)	information to evaluate the results of the NMTC Program.

6.5 Reports. The Allocatee will be required to report on its compliance with the requirements of the NMTC Program and this Allocation Agreement and to assist the CDFI Fund in evaluating the results of the NMTC Program. Unless otherwise instructed by the CDFI Fund, the Allocatee will submit its reports, except for audited financial statements, to the CDFI Fund electronically using the CDFI Fund’s Community Investment Impact System (CIIS) and Allocation Tracking System. The reports are as follows:

(a)	Notice of Receipt of Qualified Equity Investment. Within 60 days after the date that a taxpayer makes an Equity Investment in the Allocatee and provided that the Allocatee designates such investment as a Qualified Equity Investment, the Allocatee shall notify the CDFI Fund using the CDFI Fund’s electronic Allocation Tracking System. Such notice shall contain, but not be limited to, the following:

(i)	The identification of each taxpayer (including, but not limited to, the name, taxpayer identification number, and address of the investment entity and any partners, members, or other legal entities comprising such investment entity) entitled to claim a NMTC as the result of a Qualified Equity Investment designated by the Allocatee; and

(ii)	The form, date and dollar amount of Qualified Equity Investments issued by the Allocatee.

(b)	Institution-Level Report: The institution-level report shall be submitted annually through CIIS and may include, but not be limited to, organizational, financial, portfolio and impact information, as well as:

(i)	Certifications and business activity data related to the Allocatee’s (and any of its Subsidiary Allocatees’) maintenance of its status as a CDE;

(ii)	With respect to each Equity Investment that the Allocatee designates as a Qualified Equity Investment, a certification that the requirements of IRC § 45D(b)(l)(B) and 26 C.F.R. Part 1.45D-1(c)(5) are met and that no recapture event within the meaning of IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e)(2) has occurred; and

(iii)	Any other information that the CDFI Fund deems appropriate to ensure compliance with this Allocation Agreement and to evaluate the results of the NMTC Program.

Unless otherwise provided in guidance issued by the CDFI Fund, no later than 180 days after the end of the Allocatee’s fiscal year in which the Allocatee or its Subsidiary Allocatee(s) issues its first Qualified Equity Investment and each fiscal year of the Allocatee thereafter, the Allocatee shall deliver to the CDFI Fund the Allocatee’s institution-level report.

(c)	Audited Financial Statements. No later than 180 days after the end of the Allocatee’s first fiscal year in which the first QEI was issued and each fiscal year of the Allocatee thereafter, the Allocatee shall deliver to the CDFI Fund copies of the Allocatee’s most recent statements of financial condition audited by an independent certified public accountant covering the Allocatee’s fiscal year end.

(d)	Transaction-Level Report: The transaction-level report shall include:

(i)	specific data elements on each of the Allocatee’s QLICIs, including, but not limited to, the location, type and amount of the QLICIs, and information on the use of the proceeds of QLICIs by CDEs receiving Equity Investments or loans from the Allocatee or CDEs selling loans to the Allocatee; and

(ii)	any other information required to confirm the Allocatee’s compliance with the terms of this Allocation Agreement, IRC § 45D and the NMTC Program Income Tax Regulations.

Unless otherwise provided in guidance issued by the CDFI Fund, the Allocatee shall be required to submit this report at least annually through CIIS, due no later than 180 days after the end of the Allocatee’s fiscal year in which the Allocatee or its Subsidiary Allocatee(s) makes its first QLICI and each fiscal year thereafter. In addition, the CDFI Fund reserves the right to require additional submissions of information related to this report, but not more frequently than quarterly. If additional submissions are required, the Allocatee will be notified of the specific due date for each additional submission of information related to the transaction-level report at least 60 days prior to the respective due date.

After the Institution-Level Reports and the Transaction-Level Reports are submitted to the CDFI Fund, the CDFI Fund’s CIIS Help Desk will review the report and send any questions to the Allocatee. If the Allocatee fails to respond to such questions within the CDFI Fund’s required timeframe, the report will be considered not submitted.

6.6 Equal Credit Opportunity Act. The Allocatee shall provide its products and services in a manner that is consistent with the Equal Credit Opportunity Act (15 U.S.C. § 1691), to the extent that the Allocatee is subject to the requirements of such Act.

6.7 Use of Allocation. The Allocatee shall use its NMTC Allocation provided hereunder only as permitted hereby.

6.8 Maintain Existence as a CDE. The Allocatee shall do all things reasonably necessary to preserve, renew and keep in full force and effect its existence as a CDE.

6.9 Advise the CDFI Fund of Certain Material Events. The Allocatee shall advise the CDFI Fund in writing in reasonable detail of any of the following events, within 20 calendar days of the occurrence of such events:

(a)	any proceeding instituted against the Allocatee or its Affiliates in, by or before any court, governmental or administrative body or agency, which proceeding or its outcome could reasonably be expected to have a material adverse effect upon the financial condition or business operations, of the Allocatee;

(b)	any material adverse change in the condition, financial or otherwise, or operations of the Allocatee which would impair the Allocatee’s ability to carry out the authorized uses of the NMTC Allocation to be provided hereunder;

(c)	the occurrence of any Event of Default, as that term is defined in Section 8.1 hereof, or any event which upon notice or lapse of time, or both, would constitute an Event of Default;

(d)	the occurrence of any event that may be a recapture event pursuant to IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e)(2);

(e)	the merger or acquisition of the Allocatee by or with another entity;

(f)	the Allocatee’s Controlling Entity (as identified in the Allocation Application) shall no longer have any ownership or management interest in the Allocatee and/or shall no longer have Control over the day-to-day management and operations (including investment decisions) of the Allocatee; provided that the foregoing shall not be deemed to prohibit mergers, asset transfers, stock transfers, or similar transactions with respect to the Controlling Entity that pertain to the business operations of the Controlling Entity and are not primarily undertaken for the purpose of transferring Control of the Allocatee or the NMTC Allocation.;

(g)	the replacement of any key management officials (e.g., the Executive Director, the Chief Financial Officer, the Board Chairperson or their equivalents) that had been named in the Allocation Application;

(h)	the occurrence of any event described in 31 C.F.R. 19.350; or

(i)	such other events that may be determined by the CDFI Fund, in its sole discretion, to be material events, and for which the CDFI Fund issues related guidance.

6.10	Disclosure to Potential Investors. The Allocatee will make all disclosures required by Federal or State law, including applicable securities laws, to taxpayers to whom the Allocatee issues Qualified Equity Investments and will advise all such taxpayers to perform all necessary due diligence prior to making an Equity Investment in the Allocatee. The Allocatee will also inform all such taxpayers that the receipt of a NMTC Allocation from the CDFI Fund shall not be deemed to be an assurance of any kind by the CDFI Fund regarding the taxpayer’s Equity Investment in the Allocatee.

6.11

Common Enterprises. The Allocatee (or its Subsidiary Allocatees) shall not become an Affiliate of or member of a common enterprise (as defined in the NOAA and related CDFI Fund guidance) with another entity that received a NMTC Allocation in the CY

2011 round of the NMTC Program (or its Subsidiary transferee), at any time after the submission of the Allocation Application. This prohibition, however, generally does not apply to entities that are commonly Controlled solely because of common ownership by Qualified Equity Investment investors, including investors that have received an NMTC Allocation.

ARTICLE VII

MONITORING FEE

7.1 Monitoring/Compliance Fee. The Allocatee agrees to pay to the CDFI Fund an annual fee as may be assessed by the CDFI Fund, to cover the full cost (as defined in OMB Circular A- 25) to the CDFI Fund associated with monitoring the Allocatee’s compliance with the requirements of the NMTC Program. The CDFI Fund will provide the Allocatee with due dates and instructions for payment of such fee at a later date.

ARTICLE VIII

EVENTS OF DEFAULT, EVENTS OF RECAPTURE AND REMEDIES

8.1 Events of Default. If any one or more of the following events occurs, the CDFI Fund, in its sole discretion, may find the Allocatee to be in default

(a)	any representation, warranty, certification, assurance or any other statement of fact set forth in the Allocation Application of the Allocatee including, but not limited to, the Assurances and Certifications contained in the Application, is found by the CDFI Fund to be inaccurate, false, or incomplete when made, in any material respect;

(b)	any representation, warranty, certification, assurance or any other statement of fact set forth in this Allocation Agreement as of the Allocation Date or any representation or warranty set forth in any document, report, certificate, financial statement or instrument now or hereafter furnished in connection with this Allocation Agreement as of the Allocation Date or thereafter, is found by the CDFI Fund to be inaccurate, false, or incomplete when made, in any material respect;

(c)	the failure of the Allocatee to observe, comply with or perform any term, covenant, agreement or other provision contained in IRC § 45 D, the NMTC Program Income Tax Regulations, the Allocation Agreement or any instrument, note or any other document delivered to the CDFI Fund in connection with or pursuant to this Allocation Agreement;

(d)	the failure of the Allocatee to conduct its business in the usual and ordinary course or to maintain its existence and right to carry on its business and duly obtain all necessary renewals and extensions thereof and to maintain, preserve and renew all such rights, powers, privileges and franchises to the extent that such failure has a material adverse effect on the Allocatee, its financial condition or business operations and impairs the Allocatee’s ability to carry out the authorized use(s) of the NMTC Allocation to be provided hereunder; provided, however, that no default will be deemed to occur in the event that the Allocatee ceases or omits to exercise any rights, powers, privileges, or franchises that in the judgment of its board of directors may no longer be exercised in the best interests of the Allocatee; or

(e)	the occurrence of a material event (as defined in Section 6.9 of this Allocation Agreement and with the exception of Section 6.9(c)) to the extent that such event has a material adverse effect on the Allocatee, its financial condition or business operations and impairs the Allocatee’s ability to carry out the authorized uses of the NMTC Allocation to be provided hereunder.

8.2 Events of Recapture. If any one of the following events occurs, a Qualified Equity Investment issued by the Allocatee is subject to a recapture event as further defined in IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e):

(a)	the Allocatee ceases to be a certified CDE;

(b)	the proceeds of a Qualified Equity Investment issued by the Allocatee ceases to be used as required by IRC § 45D(b)(1)(B); or

(c)	a Qualified Equity Investment issued by the Allocatee is redeemed by the Allocatee before the end of the 7-year credit period (as defined in 26 C.F.R. Part 1.45D-1(c)(5)(i)).

The Internal Revenue Service will determine all such events of recapture.

8.3 Remedies. If the CDFI Fund finds the Allocatee to be in default under Section 8.1 of this Allocation Agreement, the CDFI Fund may, in its sole discretion, take any one or more of the following actions, subject to Section 8.6 of this Agreement:

(a)	revoke approval of any other applications submitted to and declare as ineligible any other applications pending before the CDFI Fund by the Allocatee or any of its Affiliates under any of the CDFI Fund’s programs;

(b)	terminate or reallocate any unused portion of the NMTC Allocation authorized hereunder;

(c)	bar the Allocatee or any of its Affiliates from applying for a NMTC Allocation from the CDFI Fund or to any of the CDFI Fund’s programs;

(d)	require the Allocatee to convene a meeting(s) of its board of directors or other governing body at which meeting(s) the CDFI Fund will be given the opportunity to address the attendees with respect to the CDFI Fund’s evaluations and concerns regarding the performance of the Allocatee under this Allocation Agreement;

(e)	notify taxpayers (as identified in Section 6.5 of this Allocation Agreement) of the Allocatee’s default under this Allocation Agreement; and

(f)	take any other action permitted by the terms of this Allocation Agreement or available at law or in equity (except for recapture events as set forth in Section 8.2 of this Allocation Agreement).

8.4 Referral to IRS. The CDFI Fund may provide reports to the Internal Revenue Service on the activities of each Allocatee based on the Allocatee’s reports to the CDFI Fund. The Internal Revenue Service may use such reports to, among other things, aid in its determination of whether: (i) a Qualified Equity Investment issued by the Allocatee is subject to a recapture event as defined in IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e)(2); (ii) a QLICI made by an Allocatee meets the requirements of IRC § 45D and 26 C.F.R Part 1.45D-1; and (iii) an Allocatee continues otherwise to meet the requirements of IRC § 45D and 26 C.F.R. Part 1.45D-1. The CDFI Fund may share with the IRS any other information that it obtains, in such manner and at such times, as it deems appropriate, consistent with IRC § 6103.

8.5 No Waiver. No course of dealing on the part of the CDFI Fund or any delay or failure on the part of the CDFI Fund to exercise any right herein will operate as a waiver of the right or otherwise prejudice the CDFI Fund’s rights, powers and remedies under this Allocation Agreement, the Notice of Allocation, the NOAA, any guidance documents published by the CDFI Fund, the Act, the NMTC Program Income Tax Regulations or any other applicable law or regulation.

8.6 Prior Notice to Allocatee of Sanctions. Prior to exercising or imposing any remedy contained herein, the CDFI Fund will provide the Allocatee with written notice of the incident(s) giving rise to the default and the proposed remedy (or remedies). The CDFI Fund’s written notice will give the Allocatee up to 90 calendar days from the date of the notice to respond to and to cure the incident(s) giving rise to the default. If the Allocatee fails to respond and correct the incident(s) giving rise to the default within the time period provided in the written notice, the CDFI Fund may, in its sole discretion, impose or exercise the remedy (or remedies) set forth in its written notice. Nothing in this Allocation Agreement, however, will provide the Allocatee with any right to any formal or informal hearing or comparable proceeding not otherwise required by law. In the event of a recapture event under IRC § 45D(g) and 26 C.F.R. Part 1.45D-1(e)(2), this section does not apply.

8.7 Joint and Several Liability. The Allocatee and each of its Subsidiary Allocatees are hereby jointly and severally liable for any event of default under Section 8.1 of this Allocation Agreement whether the Allocatee or any of its Subsidiary Allocatees incurs such default. If such an event of default occurs, the CDFI Fund may, in its sole discretion, subject to Section 8.6 of this Allocation Agreement, impose any of the remedies listed in Section 8.3 of this Allocation Agreement jointly or severally upon the Allocatee and its Subsidiary Allocatees, except that Section 8.3(b) of this Allocation Agreement shall not be imposed with respect to any investment commitments related to a NMTC Allocation made to a non-defaulting Allocatee or Subsidiary Allocatee, as determined by the CDFI Fund. For purposes of this section, an investment commitment must be evidenced by a written, signed document in which: (i) an investor commits to make an investment in the Allocatee or Subsidiary Allocatee in a specified amount and on specified terms; (ii) an investor has made an initial disbursement of investment proceeds related to such investment commitment to the Allocatee or Subsidiary Allocatee; and (iii) the investor commits to disburse the remaining investment proceeds based on specified amounts and payment dates.

ARTICLE IX

MISCELLANEOUS

9.1 Notices. All notices, requests, demands, consents, waivers and other communications given under any provision of this Allocation Agreement shall be in writing and shall be delivered by electronic mail, CIIS or the Allocation Tracking System, by hand, mailed by postage-prepaid first-class mail or delivered by overnight courier service, to the addresses and individuals indicated below, or to such different address or addresses as the addressee may have specified in a notice duly given to the sender:

if to the CDFI Fund:

Community Development Financial Institutions Fund

Department of the Treasury

Attention: Certification, Compliance Monitoring and Evaluation

601 13th Street, NW, Suite 200 South

Washington, DC 20005

CCME@cdfi.treas. gov

if to the Allocatee:

Allocatee’s physical or electronic mailing address as listed in the CDFI

Fund’s electronic database.

Attention: Authorized Representative

All such notices shall be deemed as received on the date of actual receipt by the CDFI Fund or the Allocatee.

9.2 Entire Agreement. This Allocation Agreement, the Schedules, the material provisions of the Allocation Application and the attachments, exhibits, appendices and supplements to the Application, and the Notice of Allocation between the Allocatee and the CDFI Fund with respect to the NMTC Allocation contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings, written or oral, in respect thereof, and no change, modification or waiver of any provision hereof shall be valid unless in writing and signed by the party to be bound. The Allocation Application, including any attachments, exhibits, appendices and supplements thereto, any Schedules, attachments, exhibits, appendices and supplements to this Allocation Agreement, and said Notice of Allocation are incorporated in and made a part of this Allocation Agreement.

9.3 Assignment. The Allocatee may not assign, pledge or otherwise transfer any rights, benefits or responsibilities of the Allocatee under this Allocation Agreement except as set forth in Section 3.2(c) of this Allocation Agreement, without the prior written consent of the CDFI Fund.

9.4 Successors. The rights, benefits and responsibilities of each of the parties hereto shall inure to their respective successors, subject to this Section 9.4. If the Allocatee merges with or is acquired by another entity, the CDFI Fund reserves the right to examine the new entity, which acquired or merged with the Allocatee, to determine its acceptability as an Allocatee. If the CDFI Fund determines that the new entity is not eligible or acceptable as an Allocatee, or if the new entity does not agree to abide by all the provisions of this Allocation Agreement and shall continue operations and performance as if there were no interruption in the parties to this Agreement, the CDFI Fund may terminate the continued provision of the NMTC Allocation under this Allocation Agreement and take any or all remedies it deems appropriate in accordance with Sections 8.3 and 8.6 herein.

9.5 Severability. If any provision of this Allocation Agreement shall for any reason be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision of this Allocation Agreement, and this Allocation Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been contained herein.

9.6 No Waiver. No delay or failure on the part of either party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

9.7 Applicable Law. This Allocation Agreement shall be governed by and construed in accordance with Federal law to the extent such Federal law is applicable, and to the extent Federal law is not applicable, this Allocation Agreement shall be governed by and construed in accordance with the law of the State of formation of the Allocatee or its Subsidiary Allocatees, as the case may be.

9.8 Disclaimer of Relationships.

(a)	The Allocatee shall not be deemed to be an agency, department or instrumentality of the United States merely by virtue of it being an Allocatee.

(b)	Nothing in this Allocation Agreement, nor any act of the CDFI Fund or the Allocatee, shall be construed by either of them, or by a third party, to create any relationship of third-party beneficiary, principal and agent, limited or general partner or joint venture, or of any association or relationship whatsoever involving the CDFI Fund and the Allocatee.

(c)	Notwithstanding any other provision of law, the CDFI Fund shall not be deemed to control the Allocatee by reason of any NMTC Allocation provided hereunder for the purpose of any other applicable law.

(d)	The Allocatee’s receipt of a NMTC Allocation from the CDFI Fund shall not be deemed to be an assurance of any kind by the CDFI Fund regarding a taxpayer’s Equity Investment in the Allocatee.

9.9 Counterparts. This Allocation Agreement may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

9.10 Headings. The headings contained in this Allocation Agreement are for convenience only and shall not affect the meaning or interpretation of this Allocation Agreement.

9.11 Amendments. The terms of this Allocation Agreement may be amended, modified, or supplemented by the mutual written consent of the parties hereto. All amendment requests must be directed to the Compliance Manager at ccme@cdfi.treas.gov.

Notwithstanding the above, the CDFI Fund may, upon reasonable notice to the Awardee, unilaterally amend the Allocation Agreement for the sole purpose of making ministerial or administrative changes or correcting scrivener’s errors.

9.12 Survival of Representations and Warranties. All representations, warranties, covenants, and agreements made by the Allocatee in this Allocation Agreement or the Application, including, without limitation, all Assurances and Certifications contained in the Application, or in any document, report, certificate, financial statement, note or instrument now or hereafter furnished in connection with this Allocation Agreement shall survive the execution and delivery of this Allocation Agreement and the provision of any NMTC Allocation pursuant hereto, except as otherwise agreed to by the CDFI Fund.

9.13 Termination. Unless otherwise mutually agreed upon in writing by the parties hereto, this Allocation Agreement shall terminate at such time that:

(a)	the CDFI Fund determines that the Allocatee has submitted to the CDFI Fund all reports required by this Allocation Agreement covering the 7-year credit period (as defined in 26 C.F.R. Part 1.45D-1(c)(5)(i)) after the Allocatee issues its last Qualified Equity Investment related to its NMTC Allocation; and

(b)	the CDFI Fund determines that the NMTC Allocation has been used as permitted hereby or two years after the 7-year credit period (as defined in 26 C.F.R. Part 1.45D-1(c)(5)(i)) after the Allocatee issues its last Qualified Equity Investment related to its NMTC Allocation, whichever date is earlier.

This Section 9.13 shall not, in any manner, waive or supersede any rights, powers, or remedies available to the Department of the Treasury or the Internal Revenue Service pursuant to the Act, the Internal Revenue Code or any other applicable law or regulation.

9.14 Disclosure of Allocatee Reports by CDFI Fund. The CDFI Fund will, consistent with applicable law (including IRC § 6103), make reports described in Article VI hereof available for public inspection after deleting any materials necessary to protect privacy or proprietary interests. The CDFI Fund will also make reports described in Article VI hereof available to the Internal Revenue Service for the purpose of determining the Allocatee’s and its investors’ compliance with the requirements of IRC § 45D and the NMTC Program Income Tax Regulations.

9.15 Compliance with Non-Discrimination Statutes. The Allocatee shall comply, to the extent applicable, with all Federal statutes relating to non-discrimination, including, but not limited to: Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973; the Age Discrimination Act of 1975; the Drug Abuse Office and Treatment Act of 1972; the Comprehensive Alcohol Abuse and Alcoholism Prevention, Treatment and Rehabilitation Act of 1970; §§ 523 and 527 of the Public Health Service Act of 1912; and Title VIII of the Civil Rights Act of 1968.

FORM OF OPINION OF COUNSEL

[This Form Must be Submitted on the Counsel’s Letterhead]

[Date]

TO:	Community Development Financial Institutions Fund

601 13th Street, N.W., Suite 200 South

Washington, D.C. 20005

Attention: Compliance Manager

RE:	New Markets Tax Credit Program Allocation

[Allocatee Name] [Control No.]

[If applicable] [Name of Each Subsidiary Allocatee and the respective CDE No.]

Dear Ladies and Gentlemen:

The undersigned counsel represents the above-referenced [Allocatee] and [Subsidiary Allocatees] as counsel in connection with an allocation of New Markets Tax Credits (NMTC) to [Allocatee] from the Community Development Financial Institutions (CDFI) Fund in the ninth round of the NMTC Program. We have reviewed the General Guidance (66 FR 21846); the CDE Certification Guidance (66 FR 65806); the Notice of Allocation Availability for the NMTC Program (76 FR 32392); Section 45D of the Internal Revenue Code and the regulations issued pursuant thereto; if applicable, and made such other investigations of law, as we have deemed appropriate. We have also reviewed the Allocation Agreement and such other documents and records as we have deemed necessary to render this opinion. Capitalized terms contained herein shall have the same meaning assigned to them in the Allocation Agreement.

Based upon the foregoing, the undersigned is of the opinion that:

(a)	The Allocatee is a domestic [corporation] [partnership] for Federal tax purposes. [The Subsidiary Allocatee is a domestic corporation/ partnership for Federal tax purposes]. The Allocatee is a [insert corporate form] and is validly existing and in good standing (if applicable) under the laws of the State of and it is legally authorized to transact business in each jurisdiction in which it is authorized to use its NMTC Allocation to the extent such authorization is required to undertake the activities

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related to its NMTC Allocation. The Allocatee is currently transacting business in the State(s) of and its principal place of business is in the State of . [The Subsidiary Allocatee is a [insert corporate form] and is validly existing and in good standing (if applicable) under the laws of the State of and it is legally authorized to transact business in each jurisdiction in which it is authorized to use the NMTC Allocation to the extent such authorization is required to undertake the activities related to the NMTC Allocation. The Subsidiary Allocatee is currently transacting business in the State(s) of and its principal place of business is in the State of .]

(b)	The execution, delivery and performance by the Allocatee [and the Subsidiary Allocatees] of the Allocation Agreement are within the Allocatee’s [and Subsidiary Allocatees’] corporate [partnership] powers and have been duly authorized by all requisite corporate [partnership] action and no additional authorizations are required which have not been previously obtained.

(c)	The execution, delivery and performance by the Allocatee [and the Subsidiary Allocatees] of the Allocation Agreement shall not result in any violation of and shall not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of the Allocatee’s [and the Subsidiary Allocatees’] incorporation, charter, organization, bylaws or other establishing documents or to our knowledge any provision of Federal or State law to which the Allocatee [or the Subsidiary Allocatees] is subject, or any agreement, judgment, writ, injunction, decree, order, rule or regulation to which the Allocatee [or the Subsidiary Allocatees] is a party or by which it is bound. The Subsidiary Allocatee(s) listed in Section 3.2(c) of the Allocation Agreement are Subsidiaries of the Allocatee and the Allocatee has a controlling influence over the investment decisions of each Subsidiary Allocatee.

(d)	All documents described as the Entire Agreement in Section 9.2 of the Allocation Agreement and the Allocation Agreement to which the Allocatee or the Subsidiary Allocatee is a party and executed and delivered by the Allocatee or Subsidiary Allocatee as of the date hereof constitute the legal, valid and binding obligations of the Allocatee [and the Subsidiary Allocatees] enforceable in accordance with their respective terms.

(e)	To our knowledge, there is no suit, action, proceeding, or investigation, pending or threatened against the Allocatee [or the Subsidiary Allocatees] that questions the validity of the Allocation Agreement or any actions taken or to be taken pursuant thereto.

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This opinion is based upon the laws of the State(s) of                      [this list must include the laws of the Allocatee’s and Subsidiary Allocatee(s) State(s) of formation, principal place(s) of business and all State(s) where the Allocatee and/or Subsidiary Allocatee(s) are currently transacting business as noted below] and the Federal laws of the United States. This opinion is rendered solely in connection with the CDFI Fund’s provision of the NMTC Allocation to the Allocatee [and the Subsidiary Allocatees]. Accordingly, it may be relied upon only by the CDFI Fund and may not be relied upon by any other party for any other purpose.

Name of Counsel
By:

NOTE: Opinions (a) through (e) should be made with respect to Federal law and the following jurisdictions:

— For Allocatees and Subsidiary Allocatees with a single-state Service Area: state of Formation, state of principal place of business, and state of the Service Area where Allocatee or Subsidiary Allocatee is currently transacting business.

— For Allocatees and Subsidiary Allocatees with a multi-state or national Service Area: state of formation, principal place of business, and state(s) of Service Area where Allocatee or Subsidiary Allocatee is currently transacting business.

The opinion on the state of formation may be limited to the corporate, partnership, LLC laws (as applicable); however, the opinion on the principal place of business and state(s) where the Allocatee (or Subsidiary Allocatee) is currently transacting business must cover all state laws that are relevant to the Allocatee’s (or Subsidiary Allocatee’s) execution, delivery, and performance of the Allocation Agreement.

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